NEWS RELEASE	Media contact:
www.homestreet.com/newsroom	Michael Rubbinaccio, HomeStreet Inc.
michael.rubbinaccio@homestreet.com
206-389-4433

HomeStreet, Inc. Completes Acquisition of
Orange County Business Bank

SEATTLE, Wash. - February 1, 2016 - HomeStreet, Inc. (NASDAQ: HMST) ("HomeStreet"), the holding company for HomeStreet Bank, announced today that its acquisition of Orange County Business Bank (OTC Pink: OCBB) was completed today, February 1, 2016. Also on February 1, 2016, Orange County Business Bank was merged with and into HomeStreet Bank. The acquired bank will operate as a division of HomeStreet Bank until the conversion of core operations, which is expected to occur by the second quarter of 2016. OCBB shareholders as of the effective time will receive merger consideration equal to
0.5206 shares of HomeStreet common stock, and $1.1641 in cash upon the surrender of their OCBB shares.

“Our merger with Orange County Business Bank will provide HomeStreet access to Orange County, California, one of the premier commercial and consumer banking markets in the country,” said Mark K. Mason, Chairman, President, and CEO of HomeStreet. “Orange County Business Bank is a community bank that serves businesses throughout the region, and we look forward to HomeStreet bringing additional scale, products, and services to better serve their customers. We will work diligently to ensure a smooth transition and uninterrupted, high-quality service to customers and to extend our strong corporate citizenship program to the communities served by Orange County Business Bank.”

Based on December 31, 2015 financial information, the combined company has approximately $5.1 billion in total assets, $3.4 billion in total deposits and $3.3 billion in total loans, and a network of 45 retail branches in Washington, Oregon, Hawaii and California. Adding Orange County Business Bank’s branch brings HomeStreet’s Southern California branch network to eight locations.

About HomeStreet, Inc.
Now in its 96th year HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet offers consumer, commercial and private banking services and investment and insurance products in Washington, Oregon and Hawaii, and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States. The bank has consistently received an “outstanding” rating under the federal Community Reinvestment Act (CRA). Additional information on HomeStreet Bank can be found at www.homestreet.com.

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Forward-Looking Statements
This press release contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, statements about the timing and likelihood of the consummation of the acquisition and the successful integration of their employees and customers are forward looking in nature. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.
We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to retain OCBB’s assets, key personnel, and customers, and our ability to realize the benefits expected from this transaction, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, operational and regulatory factors that affect the attractiveness of our products and services in our new markets, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, and the competitive environment. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives more generally is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.